EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Positive Decision on Butte Highlands Mine Haul Road

Coeur d’Alene, Idaho – March 18, 2015– Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that the US Forest Service (“USFS”) has completed its Environmental Assessment (“EA”) and has released a Draft Decision Notice, which, when finalized, authorizes haulage by the Butte Highlands Joint Venture (“BHJV”) and provides a route for mine support vehicles on two alternative routes from the proposed underground gold mine.

In announcing his decision, District Ranger David Sabo noted, “Upon thorough review of the EA and Montana Department of Environmental Quality’s (MDEQ) Final Environmental Impact Statement for the Butte Highlands Joint Venture Mine, the effects of allowing BHJV to use either the west or north route is mitigated, allowing me to determine a Finding of No Significant Impacts for either route.”

Based on his analysis, Mr. Sabo determined that both of the alternatives analyzed, Highland Road (west) and Roosevelt Drive (north), would not have significant effects on the quality of the human environment considering the context and intensity of impacts.  Thus, an Environmental Impact Statement will not be required by the USFS.  BHJV has proposed using the Highland Road (west) alternative.

The USFS final decision is expected following completion of a mandatory 45-day Federal objection period during which objections are allowable only from parties who have already submitted comments either during scoping or on the draft EA.  Based on a previously released schedule, the USFS has scheduled a final decision on or around April 30, 2015, or, pending possible objections, in June 2015.

Kiran Patankar, Timberline’s President and CEO, commented, “After a lengthy, detailed evaluation, we are very pleased with the decision released by the Forest Service, which will facilitate implementation of the mine plan proposed by BHJV and approved by the MDEQ. This represents another significant permitting milestone toward development of the Butte Highlands gold mine.  We now look forward to the USFS completing their final decision and delivering the road permit.  With the recent receipt of the positive Record of Decision by the MDEQ, and this positive decision by the USFS, our operating partner, Highland Mining, has begun evaluations to update plans for re-initiating mine development required for gold production.  Timberline continues to support the efforts to move the Butte Highlands project forward to production.”

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands high-grade underground gold project.  Timberline’s joint venture partner is funding all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County and its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance the NI 43-101 resource(1) of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area, and is completing a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

(1) Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing NI 43-101 mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Cautionary note to United States Investors Regarding Estimates of Resources: This press release uses the terms "Measured Resources", "Indicated Resources",  "Measured & Indicated Resources" and “Inferred Resources”  We advise U.S. investors that while these terms are defined in and required by Canadian regulations under NI 43-101, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and governmental authorizations must be filed with the appropriate governmental authority.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the USFS decision notice being finalized, the potential effects on the quality of the human environment, whether an Environmental Impact Statement will be required, the timing of the USFS final decision and delivery of the road use permit, the potential re-initiation of mine development, the Company’s joint venture partner funding all future development costs, the Company’s share of future development costs being repaid from proceeds of future mine production mineral resource estimates, and operations at Butte Highlands.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to its exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com